Exhibit 99.1

ReShape Lifesciencs Announces First Quarter 2021 Financial and Operational Results

San Clemente, CA May 17, 2021 – ReShape Lifesciences Inc. (OTCQB: RSLS), a leading developer and distributor of minimally invasive medical devices to treat obesity and metabolic diseases, today reported its financial and operational results for the three months ended March 31, 2021.

Recent Highlights and Accomplishments

●	Increased revenues by 15.5% compared to same period in 2020
●	Increased revenues by 4.6% compared to non COVID-19 pandemic affected same period in 2019
●	Continued to implement previously mentioned cost savings plan reducing operating expenses by $1.1 million
●	Improved Non-GAAP loss by $1.6 million
●	Obtained $15.0 million line of credit with instutional investor
●	Received full forgiveness of $1.0 million on PPP loan

“2021 has proven to be a transformational year for Reshape, as we continue on our pathway to becoming the premier physician led weight loss company,” said Bart Bandy, President, and Chief Executive Officer at ReShape Lifesciences. “Additionally, we are encouraged by the progress made over the course of the pandemic in driving our internal growth strategy through the expanded launch of Reshapecare, a reimbused telehealth service that supports practices and patients across the medical treatment continuum for weight loss. We have also strengthened our sustainability through the completed manufacturing transiton of the Lap-Band, which has driven increased revenues compared to the first quarters of 2020 and 2019. For the remainder of 2021, we plan to focus on patient direct marketing, adding more Lap-Band and Reshapecare accounts, and accelerating the development of internal technologies.”

First Quarter 2021 Financial Results

Revenue for the three months ended March 31, 2021 increased by $0.4 million, or 15.5%, to $3.2 million compared to $2.8 million in revenue for the three months ended March 31, 2020. The increase was primarily due to an increase of $0.6 million in US sales, partially offset by a $0.2 million decrease in international sales resulting from several regions heavily effected by the COVID-19 pandemic. When comparing revenue for the three months ended March 31, 2021, to the same period in 2019, which had no effect from the COVID-19 pandemic, revenue increased 4.6%.

Gross profit for the first quarter of 2021 was $2.3 million compared to $1.5 million for the three months ended March 31, 2020.

Sales and marketing expenses for the three months ended March 31, 2021 were $1.3 million compared to $1.5 million for the three months ended March 31, 2020.

General and administrative expenses were $2.7 million for the first quarter of 2021 compared to $2.8 million for the three months ended March 31, 2020.

Research and development expenses were $0.6 million for the first quarter of 2021 compared to $1.3 million for the three months ended March 31, 2020.

Total operating expenses were $4.5 million for the first quarter of 2021 compared to $5.6 million for the three months ended March 31, 2020.

Non-GAAP adjusted EBITDA loss was $1.8 million for the first quarter of 2021 compared to a loss of $3.4 million for the three months ended March 31, 2020.

Cash and cash equivalents and restricted cash were $1.9 million as of March 31, 2021. Notably, in January 2021 we successfully obtained a $15.0 million line of credit with an institutional investor which is accessible to the company at any time. As of the date of this filing, we have not made a draw on this credit facility. Additionally, we have received full forgiveness of our PPP loan which we received during 2020.

About ReShape Lifesciences Inc.

ReShape Lifesciences is America's premier weight-loss solutions company, offering an integrated portfolio of proven products and services that manage and treat obesity and metabolic disease. The FDA-approved Lap-Band® program provides minimally invasive, long-term treatment of obesity and is an alternative to more invasive surgical stapling procedures such as the gastric bypass or sleeve gastrectomy. The ReShape Vest™ System is an investigational (outside the U.S.) minimally invasive, laparoscopically implanted medical device that wraps around the stomach, emulating the gastric volume reduction effect of conventional weight-loss surgery. It helps enable rapid weight loss in obese and morbidly obese patients without permanently changing patient anatomy. The recently launched ReShapeCare™ Virtual health coaching program is a virtual telehealth weight management program that supports lifestyle changes for all weight-loss patients, to help them keep the weight off over time.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as "expect," "plan," "anticipate," "could," "may," "intend," "will," "continue," "future," other words of similar meaning and the use of future dates. These forward-looking statements are based on the current expectations of our management and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others: risks and uncertainties related to our acquisition of the LAP-BAND system; our ability to continue as a going concern if we are unable to improve our operating results or obtain additional financing; risks related to ownership of our securities as a result of our delisting from the Nasdaq Capital Market; our proposed ReShape Vest product may not be successfully developed and commercialized; our limited history of operations; our losses since inception and for the foreseeable future; our limited commercial sales experience; the competitive industry in which we operate; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for our ReShape Vest and any modifications to our vBloc system and LAP-BAND system; physician adoption of our products; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; international commercialization and operation; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; the cost and management time of operating a public company; potential healthcare fraud and abuse claims; healthcare legislative reform; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company's filings with the Securities and Exchange Commission, particularly those factors identified as "risk factors" in our annual report on Form 10-K filed April 30, 2020. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Disclosures

In addition to the financial information prepared in conformity with GAAP, we provide certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents.

Management believes that the presentation of this non-GAAP financial information provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments, and amortization methods, which provides a more complete understanding of our financial performance, competitive position, and prospects for the future. However, the non-GAAP financial measures presented in this Form 10-K have certain limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

Adjusted EBITDA

Management uses Adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Adjusted EBITDA is defined as net loss before interest, taxes, depreciation and amortization, stock-based compensation, changes in fair value of liability warrants and other one-time costs. Management uses Adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

Company Contact:

Thomas Stankovich

Chief Financial Officer

ReShape Lifesciences Inc.

949-276-6042

tstankovich@ReShapeLifesci.com

Investor Contacts:

James Salierno/Daniel Kontoh-Boateng
The Ruth Group
646-536-7028/7019
jsalierno@theruthgroup.com

dboateng@theruthgroup.com

ReShape Lifesciences Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands, except per share amounts; unaudited)

	March 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$896	$2,957
Restricted cash	1,050	50
Accounts and other receivables	3,373	2,620
Inventory	2,095	2,244
Prepaid expenses and other current assets	836	1,073
Total current assets	8,250	8,944
Property and equipment, net	718	584
Operating lease right-of-use assets	390	465
Other intangible assets, net	26,612	27,022
Other assets	46	46
Total assets	$36,016	$37,061
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,637	$3,655
Accrued and other liabilities	4,017	3,630
Warranty liability, current	390	397
Debt, current portion, net of deferred financing costs	13,268	3,609
Operating lease liabilities, current	320	314
Total current liabilities	21,632	11,605
Debt, noncurrent portion	—	9,168
Operating lease liabilities, noncurrent	82	163
Warranty liability, noncurrent	979	1,022
Deferred income taxes	615	615
Total liabilities	23,308	22,573
Commitments, contingencies and subsequent events
Stockholders’ equity:
Preferred stock:
Series B convertible preferred stock	—	—
Series C convertible preferred stock	1	1
Common stock	6	6
Additional paid-in capital	532,504	529,429
Accumulated deficit	(519,701)	(514,827)
Accumulated other comprehensive loss	(102)	(121)
Total stockholders’ equity	12,708	14,488
Total liabilities and stockholders’ equity	$36,016	$37,061

ReShape Lifesciences Inc.

Condensed Consolidated Statements of Operations

(dollars in thousands, except per share amounts; unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$3,221	$2,789
Cost of revenue	937	1,285
Gross profit	2,284	1,504
Operating expenses:
Sales and marketing	1,250	1,454
General and administrative	2,720	2,836
Research and development	571	1,295
Total operating expenses	4,541	5,585
Operating loss	(2,257)	(4,081)
Other expense (income), net:
Interest expense, net	599	104
Loss on extinguishment of debt, net	1,960	—
Loss on foreign currency exchange	33	144
Loss before income tax provision	(4,849)	(4,329)
Income tax expense (benefit)	25	(18)
Net loss	$(4,874)	$(4,311)
Net loss per share - basic and diluted:
Net loss per share - basic and diluted	$(0.70)	$(0.63)
Shares used to compute basic and diluted net loss per share	6,968,221	6,859,240

The following table contains a reconciliation of non-GAAP net loss to GAAP net loss attributable to common stockholders for the three months ended March 31, 2021 and 2020 (in thousands):

	Three Months Ended March 31,
	2021	2020
GAAP net loss	$(4,874)	$(4,311)
Adjustments:
Interest expense, net	599	104
Income tax expense (benefit)	25	(18)
Depreciation and amortization	418	421
Stock-based compensation expense	101	427
Loss on extinguishment of debt, net	1,960	—
Non-GAAP loss	$(1,771)	$(3,377)